OPERATING AGREEMENT OF SENSORY PERFORMANCE
TECHNOLOGY, INC.
(A Delaware Corporation ? S Class)
Table of Contents	Page
ARTICLE I -	ORGANIZATION	1
Section 1.01	Organization	1
Section 1.02	Name of Company	1
Section 1.03	Purpose.	1
Section 1.04	Legal Status of Company	1
Section 1.05	Definitions	1
ARTICLE II -	MEMBERS	1
Section 2.01	Initial Members	1
Section 2.02	Additional Members	1
Section 2.03	Membership Interest	2
Section 2.04	Investment and Securities
Matters	2
Section 2.05	Information	2
Section 2.06	Liability to Third Parties
	2
Section 2.07	Voting Rights	2
Section 2.08	Annual Meeting	3
Section 2.09	Special Meetings	3
Section 2.10	Notice of Annual and Special
Meetings	3
Section 2.11	Attendance at Meetings	3
Section 2.12	Member to Vote in Person or
by Proxy	3
Section 2.13	Action by Written Consent
	4
Section 2.14	Participation by
Communication Equipment	4
Section 2.15	No Authority to Commence
Civil Suit	4
Section 2.16	Independent Activities	4
Section 2.17	Transactions Permitted With
Members and Affiliates	4
ARTICLE III -	MANAGERS	4
Section 3.01	General Powers	4
Section 3.02	Number and Term of Office
	5
Section 3.03	Limitation of Authority of
Members	5
Section 3.04	Authority to Execute
Documents	5
Section 3.05	Annual and Regular Meetings
	5
Section 3.06	Special Meetings	5
Section 3.07	Managers to Have One Vote
Each	5
Section 3.08	Action by Unanimous Written
Consent	6
Section 3.09	Participation by
Communicating Equipment	6
Section 3.10	Resignation and Removal of
Managers	6
Section 3.11	Vacancies	6
Section 3.12	Duties of the Chairman of the
Managers	6
Section 3.13	Discharge of Duties; Reliance
on Reports	6
Section 3.14	Accountable as Trustee	7
Section 3.15	Officers	7
Section 3.16	Removal, Resignation or
Replacement of Officers	7
ARTICLE IV -	LIMITATION OF LIABILITY AND
INDEMNIFICATION	7
Section 4.01	Limitation of Personal
Liability for Managers	7
Section 4.02	Indemnification	7
Section 4.03	Liability Insurance	8
ARTICLE V -	CAPITAL CONTRIBUTIONS	8
Section 5.01	Initial Contributions;
Membership Interest	8
Section 5.02	Subsequent Contributions	8
Section 5.03	Failure to Make Additional
Contribution	8
Section 5.04	Contribution Returns	8
Section 5.05	Loans by Members	9
Section 5.06	Income Accounts	9
Section 5.07	Capital Accounts	9
ARTICLE VI -	ALLOCATIONS AND DISTRIBUTIONS
	9
Section 6.01	Allocations	9
Section 6.02	Distributions	9
ARTICLE VII -	WITHDRAWAL; TRANSFERABILITY
OF MEMBERSHIP INTEREST	10
Section 7.01	No Withdrawal of Member	10
Section 7.02	Transferability of Membership
Interest	10
ARTICLE VIII -	TAXES	10
Section 8.01	Tax Returns	10
Section 8.02	Tax Elections	10
Section 8.03	Tax Matters Member	10
Section 8.04	Banking and Accounts	10
Section 8.05	Indemnification of Tax
Matters Member	11
ARTICLE IX -	DISSOLUTION, LIQUIDATION AND
TERMINATION	11
Section 9.01	Dissolution	11
Section 9.02	Certificate of Dissolution
	11
Section 9.03	Winding Up	11
Section 9.04	Liquidation and Termination
	11
Section 9.05	Deficit Capital Accounts	12
ARTICLE X -	GENERAL PROVISIONS	13
Section 10.01	Books and Records	13
Section 10.02	Invalidity	13
Section 10.03	Waiver	13
Section 10.04	Choice of Law and Choice of
Forum	13
Section 10.05	Counterparts	13
Section 10.06	Further Assistance	13
Section 10.07	Conflict With Statute	14
Section 10.08	Amendment	14
Section 10.09	Construction	14
Section 10.10	Entire Agreement	14
Section 10.11	Acknowledgment and Waiver
	14

OPERATING AGREEMENT OF SENSORY PERFORMANCE
TECHNOLOGY,  INC
(Delaware Corporation ? S Class)
THIS OPERATING AGREEMENT of SENSORY
PERFORMANCE TECHNOLOGY, INC. (the ?Company?)
dated as of March 28th, 2016, is hereby
adopted and agreed to, for good and valuable
consideration, by the Members (as defined
below) and the Company.
ARTICLE I - ORGANIZATION
Section 1.01	Organization. Pursuant to the
Delaware Corporation General Law, the
Company has been organized as a Delaware
Corporation by filing Articles of
Organization (the ?Articles?) with the
Delaware Division of Corporations.
Section 1.02	Name of Company. The name of
the Company shall be SENSORY PERFORMANCE
TECHNOLOGY, INC.  All business of the
Company shall be transacted in that name or
in other names that are selected by the
Company from time to time and are in
compliance with the Delaware Corporation
General Law.
Section 1.03	Purpose. The purpose or
purposes for which the Company is organized
is to engage in any activity for which
corporations may be organized under Delaware
Corporation General Law.  The Company shall
have all the powers necessary or convenient
to effect any purpose for which it is
formed, including all powers granted by
Delaware Corporation General Law.
Section 1.04	Legal Status of Company. The
Members do not intend that the Company be a
co-partnership, limited partnership or
corporation, except for purposes of federal
and state tax law, and none of the Members
or Managers (as defined below) of the
Company is a partner of any other Member or
Manager as a result of becoming a Member or
Manager of the Company, and this Agreement
shall not be construed as providing
otherwise.
Section 1.05	Definitions.  Terms used
herein which are not otherwise defined shall
have the meaning, if given, by Delaware
Corporation General Law. Any reference
herein to the ?Agreement? shall include any
other operating agreement adopted by the
Members and the Company.
ARTICLE II - MEMBERS
Section 2.01	Initial Members.  The initial
Members of the Company are the persons
executing this Agreement effective as of the
date hereof as Members and each such initial
Member is admitted to the Company as a
Member effective upon such execution (the
?Initial Members?).  The Initial Members
along with any Additional Members admitted
pursuant to Section 2.02 shall constitute
the ?Members? of the Company.
Section 2.02	Additional Members.
Additional Members may be admitted, and the
capital contribution to be made thereby
shall be set, only upon the approval of 100%
of the existing Members (the ?Additional
Members?), except as set forth in a
Membership Transfer Restriction Agreement or
other written agreement executed by all of
the Members and the Company.
Section 2.03	Membership Interest.  The
Company is authorized to issue up to
5,000,000 units of Membership Interest in
Common Stock and 1,000 units of Membership
Interest in Preferred Stock (as defined by
Delaware Corporation General Law).
Section 2.04	Investment and Securities
Matters.  Each of the Members hereby
represents, acknowledges and agrees as of
the date of this Agreement and as of the
date on which any of them may acquire
additional Membership Interests in the
Company under this Agreement that:
(a)	The Member, or the financial advisor or
counselor of the Member, if any, is
knowledgeable and experienced in financial
and business matters.
(b)	The Member is purchasing the Membership
Interest for the investment of the Member
and not with a view to the distribution or
resale thereof.
(c)	The Member did not learn of or discover
the opportunity to purchase the Membership
Interest by virtue of any general
advertising or general solicitations through
advertisement, article, notice, or other
communication published in any newspaper,
magazine, or similar media; or by any
broadcast over radio or television; or by
any seminar or meetings whose attendees have
been invited by any general solicitation or
general advertising.
(d)	The Member acknowledges that no
commission or other remuneration has been
paid by the Member or, to the knowledge of
the Member, by any other person with respect
to the Membership Interest.
Section 2.05	Information.  In addition to
the other rights specifically set forth in
this Agreement, each Member is entitled to
all information to which that Member is
entitled to have access pursuant to Delaware
Corporation General Law, under the
circumstances and subject to the conditions
therein stated, including, without
limitation, the books, records of account,
business records, the Articles and this
Agreement.
Section 2.06	Liability to Third Parties.
Unless provided by law or expressly assumed,
a person who is a Member or Manager, or
both, shall not be liable for the acts,
debts or liabilities of the Company,
including those under a judgment, decree or
order of a court.
Section 2.07	Voting Rights.  Each Member
shall be entitled to vote on all matters to
be submitted for a vote by the Members,
including the selection of Managers, in
proportion to such Member?s Membership
Interest  (as defined in Section 5.01) of
the Company; and the approval of all such
matters and the selection of Managers shall
be by majority vote of the Membership
Interest at an annual or special meeting of
the Members (a ?Majority Vote?), unless a
higher percentage is required for approval
elsewhere in this Agreement.
Notwithstanding Section 3.01 below, or any
other provision contained in this Agreement
to the contrary, the following actions shall
require the approval by Majority Vote of the
Members or such higher percentage as may be
specified here or elsewhere in this
Agreement: (a) election and compensation of
Managers; (b) distributions of profits and
losses to the Members; (c) amendments to the
Articles or this Agreement (100% required
for approval); (d) approval of any merger,
consolidation, liquidation or dissolution;
(e) sale, exchange, lease or other transfer
of all or substantially all of the Company?s
assets; (f) change in any Member?s
Membership Interest relative to all other
Members (100% required for approval); (g)
establishment of the consideration to be
accepted for the sale of any Membership
Interest in the Company; (h) incurring
indebtedness for borrowed money in excess of
$100,000 at any time outstanding; (i)
creation of any mortgage, pledge, lien,
charge or encumbrance upon any of the assets
now owned or hereafter acquired by the
Company or disposition of any such property
or assets except in the ordinary course of
business; (j) approval of capital
expenditures or capital additions or
improvements in excess of $50,000; (k) the
guaranty of obligations of any other person
or entity except for endorsement of
negotiable instruments for deposit in the
ordinary course of business; (l) any
material change in the character of the
business and affairs of the Company; or (m)
tax elections (Majority Vote unless a higher
percentage is required by the tax laws).
Section 2.08	Annual Meeting.  An annual
meeting of the Members, for the election of
Managers and for the transaction of other
business as may come before the meeting, may
be held in each year either in or outside
the State of New Jersey on the 1st day of
May at 10:00 a.m. (or if such is a legal
holiday, then on the next succeeding
business day), or at any other time and date
as shall be fixed from time to time by
resolution of the Members.
Section 2.09	Special Meetings.  Any Member
or Members with at least 25% of the
Membership Interests, or the Managers acting
collectively, may call a meeting of the
Members for any reasonable time at the
principal office of the Company, or such
other place in or outside the State of New
Jersey, upon giving proper notice to all the
Members.
Section 2.10	Notice of Annual and Special
Meetings.  The Chairman, or if no Chairman
has been elected, any Manager shall cause
notice of the time, place and purposes of
each meeting of the Members to be personally
delivered, sent via facsimile or mailed, at
least five (5) days but not more than sixty
(60) days prior to the meeting, to each
Member of record entitled to vote at the
meeting.  Notice shall be deemed given upon
deposit in the United States mail addressed
to the address of the Member as revealed on
the records of the Company.  Notice of a
meeting of Members need not be given to any
Member who signs a waiver of notice in
writing, whether before or after the time of
the meeting.  The notice shall state the
nature of the business to be transacted and
the matters, if any, upon which the Members
will be requested to vote; provided,
however, that action may be taken on any
matter brought before a meeting of the
Members regardless of whether such matter is
set forth in the notice.  Notice of any
adjourned meeting of the Members of the
Company need not be given if the time and
place to which the meeting is adjourned are
announced at the meeting at which the
adjournment is taken.
Section 2.11	Attendance at Meetings.
Attendance of a person at a meeting of
Members in person or by proxy constitutes
waiver of objection to lack of notice or
defective notice of the meeting, unless the
Member at the beginning of the meeting
objects to holding the meeting or
transacting business at the meeting.
Section 2.12	Member to Vote in Person or
by Proxy.  A Member entitled to vote at a
meeting of Members or to express consent or
dissent without a meeting shall be entitled
to vote in person, or by proxy appointed by
an instrument in writing authorizing other
persons to act.  A proxy shall be signed by
the Member or authorized agent or
representative and shall not be valid after
the expiration of three (3) years from its
date unless otherwise provided.
Section 2.13	Action by Written Consent.
Any action required or permitted to be taken
at a meeting of Members may be taken without
a meeting, without prior notice and without
a vote, if consents in writing, setting
forth the action so taken, are signed by
Members representing the Membership
Interests of the Company required to
authorize the action, and are delivered to
the Company.  Prompt notice of the taking of
the action without a meeting by less than
unanimous written consent shall be given to
Members who have not consented in writing.
Section 2.14	Participation by
Communication Equipment.  A Member may
participate in a meeting of the Members by a
conference telephone or by other similar
communications equipment through which all
persons participating in the meeting may
communicate with the other participants.
All participants shall be advised of the
communications equipment and the names of
the parties in the conference shall be
divulged to all participants.  Participation
in a meeting pursuant to this section
constitutes presence in person at the
meeting.
Section 2.15	No Authority to Commence
Civil Suit.  No Member shall have the
authority to commence and maintain a civil
suit in the right of the Company, and no
such civil suit shall be commenced and
maintained in the right of the Company,
except upon Majority Vote of the Members,
approval of the Managers or as provided
Delaware Corporation General Law.
Section 2.16	Independent Activities.  Any
Member or Former Member may, notwithstanding
the existence of this Agreement, engage in
whatever other activities such Member
chooses, so long as they do not compete with
the Company or otherwise for a period of
five years, without having or incurring any
obligation to offer any interest in such
activities to the Company or to any other
party to this Agreement.
Section 2.17	Transactions Permitted With
Members and Affiliates.  The validity of any
transaction, agreement or payment involving
the Company, the Members or any affiliate
thereof otherwise permitted by the terms of
this Agreement shall not be affected by
reason of the relationship between any
Member and such affiliate or by reason of
the approval of said transaction, agreement
or payment by any Member.
ARTICLE III - MANAGERS
Section 3.01	General Powers.  Except as
otherwise provided in this Agreement,
including, without limitation, Section 2.06
above, the property, affairs, and business
of the Company shall be managed by the
Managers, and the Managers may exercise all
of the powers of the Company, whether
derived from law, the Articles or otherwise.
Each of the Members shall only act as a
member under the Delaware Corporation
General Law, and the Members shall have no
managerial power unless explicitly
authorized by this Agreement.  Each Manager
has the power, on 100% approval of all
Managers, on behalf of the Company, to do
all things necessary or convenient to carry
out the business and affairs of the Company,
including the power to: (a) purchase, lease
or otherwise acquire any real or personal
property; (b) sell, convey, mortgage, grant
a security interest in, pledge, lease,
exchange or otherwise dispose of or encumber
any real or personal property; (c) open one
or more depository accounts and make
deposits into and checks and withdrawals
against such accounts; (d) borrow money and
incur liabilities and other obligations; (e)
enter into any and all agreements and
execute any and all contracts, documents and
instruments; (f) engage employees and
agents, define their respective duties and
establish their compensation or
remuneration; (g) establish pension plans,
trusts, profit sharing plans and other
benefit and incentive plans for Members,
employees and agents of the Company; (h)
obtain insurance covering the business
affairs and property of the Company and on
the lives and well being of its Members,
employees and agents; (i) commence,
prosecute or defend any proceeding in the
Company?s name; and (j) participate with
others in partnerships, joint ventures and
other associations and strategic alliances.
Section 3.02	Number and Term of Office.
The number of Managers of the Company shall
be not less than one (1) and not more than
twenty-five (25) and shall be determined
from time to time by the Members.  A Manager
shall hold office for the term elected,
until a successor is elected and qualified
or until death, resignation or removal.  The
Managers shall be elected on an annual
basis.  The election as a Manager does not
of itself create any contract rights.
Section 3.03	Limitation of Authority of
Members.  No Member (other than a Member who
is a Manager) has the authority or power to
act for or on behalf of the Company, to do
any act which would be binding on the
Company or to incur any expenditure on
behalf of the Company.  The Managers have
all agency authority described in Delaware
Corporation General Law.
Section 3.04	Authority to Execute
Documents.  All deeds, documents, contracts,
agreements, bonds, debentures, notes,
obligations, evidences of indebtedness,
checks, drafts and other instruments
requiring execution by the Company shall be
executed and delivered by one or more
Managers as may from time to time be
authorized by the Managers.  All funds of
the Company not otherwise employed shall be
deposited to the credit of the Company in
such financial institutions as designated by
the Managers.  The Managers may execute or
cause to be executed, in the name and on
behalf of the Company, as the holder of
stock or other securities in any entity, all
written proxies, powers of attorney or other
written instruments as the Managers may deem
necessary for the Company to exercise such
powers and rights.
Section 3.05	Annual and Regular Meetings.
The annual meeting of the Managers, for the
election of officers (if any) and for the
transaction of other business as may come
before the meetings, shall be held in each
year either in or outside the State of New
Jersey as soon as possible after the annual
meeting of the Members on the same day and
at the same place as the annual meeting of
the Members.  Notice of the annual meeting
of the Managers shall not be required.
Notice of regular meetings, if set by
resolution of the Managers, need not be
given; provided, however, that in case the
Managers shall change the time or place of
regular meetings, notice of this action
shall be promptly given in person or by
telephone to each Manager who shall not have
been present at the meeting at which the
action was taken.
Section 3.06	Special Meetings.  Special
meetings of the Managers shall be held
whenever called by the Chairman of the
Managers (if any) or by 25% or more of the
Managers, at such time and place as may be
specified in the notice or waiver of notice.
Special meetings of the Managers may be
called on 24 hours? notice to each Manager,
given personally, by facsimile or by
telephone, or on 3 days? written notice.
Written notice shall be deemed given upon
deposit in the United States mail addressed
to the address of the Manager as revealed on
the records of the Company.  Notice of any
special meeting need not be given to any
Manager who shall be present at the meeting,
or who shall waive notice of the meeting in
writing, whether before or after the time of
the meeting.  No notice need be given of any
adjourned special meeting if the time and
place to which the meeting is adjourned are
announced at the meeting at which the
adjournment is taken.
Section 3.07	Managers to Have One Vote
Each.  Each Manager shall have one vote.
Except as otherwise required by the Delaware
Corporation General Law or the Articles, all
matters presented to a vote of the Managers
shall be decided by a majority vote of the
Managers.
Section 3.08	Action by Unanimous Written
Consent.  Any action required or permitted
to be taken at any meeting of the Managers
may be taken without a meeting if, under
authorization voted before or after the
action, written consents thereto are signed
by all Managers then in office and such
written consents are filed with the minutes
of the proceedings of the Managers.
Section 3.09	Participation by
Communicating Equipment.  A Manager may
participate in a meeting of the Managers by
a conference telephone or by other similar
communications equipment through which all
persons participating in the meeting may
communicate with the other participants.
All participants shall be advised of the
communications equipment and the names of
the parties in the conference shall be
divulged to all participants.  Participation
in a meeting pursuant to this section
constitutes presence in person at the
meeting.
Section 3.10	Resignation and Removal of
Managers.  Any Manager may resign at any
time by delivering a written resignation to
the remaining Managers and such resignation
shall be effective upon receipt thereby or
at a subsequent time as set forth in the
notice of resignation.  Any of the Managers
may be removed from office at any time, with
cause, upon Majority Vote of the Members.
Section 3.11	Vacancies.  If any Manager
vacancies shall occur, by reason of death,
resignation, removal or otherwise, or if the
authorized number of Managers shall be
increased, the Managers then in office shall
continue to act, and the vacancies shall be
filled by vote of a majority of the Managers
then in office; provided, however, that a
Manager appointed to fill such vacancy shall
only hold office until the next election of
Managers by the Members.
Section 3.12	Duties of the Chairman of the
Managers.  The Chairman of the Managers,
Company CEO and President Ben White, shall
preside at all meetings of the Managers and
Members and shall have the power to assign
such other duties to the Managers.
Section 3.13	Discharge of Duties; Reliance
on Reports.  A Manager shall discharge his
or her duties as a Manager in good faith,
with the care an ordinarily prudent person
in a like position would exercise under
similar circumstances and in a manner he or
she reasonably believes to be in the best
interests of the Company.  In discharging
his or her duties, a Manager may rely on
information, opinions, reports or
statements, including financial statements
and other financial data, if prepared or
presented by any of the following:
(a)	One or more other Managers, or Members,
or employees of the Company whom the Manager
reasonably believes to be reliable and
competent in the matter presented.
(b)	Legal counsel, professional
accountants, engineers or other persons as
to matters the Manager reasonably believes
are within the person?s professional or
expert competence.
(c)	A committee of Managers of which he or
she is not a member if the Manager
reasonably believes the committee merits
confidence.
A Manager is not entitled to rely on the
information, opinions, reports, or
statements set forth in this section if the
Manager has knowledge concerning the matter
in question that makes reliance otherwise
permitted by this provision unwarranted.  A
Manager is not liable for an action taken as
a Manager or the failure to take any action
if he or she performs the duties of his or
her office in compliance with this section.
Section 3.14	Accountable as Trustee.  A
Manager shall account to the Company and
hold as trustee for it any profit or benefit
derived by the Manager from any transaction
connected with the conduct or winding up of
the Company or from any personal use by the
Manager of its property.
Section 3.15	Officers.  The Company may
have three or more officers. The initial
three officers will be Ben White - Chief
Executive Officer, Oliver Marmol - Chief
Strategy Officer, Todd Hines - Chief
Production Officer. Additional officers
shall be elected or appointed by the
Managers (in accordance with Section 3.07),
and who shall have the title, authority and
duties as authorized or directed by the
Managers.  An officer shall hold office for
the term of two years for which elected or
appointed and until a successor is elected
or appointed and qualified, or until
resignation or removal.
Section 3.16	Removal, Resignation or
Replacement of Officers.  An officer elected
or appointed by the Managers may be removed
by the Managers with just cause.  The
removal of an officer shall be without
prejudice to his or her contract rights, if
any.  The election or appointment of an
officer does not of itself create contract
rights.  An officer may resign by written
notice to the Company, which resignation is
effective upon its receipt by the Company or
at a subsequent time specified in the notice
of resignation.  Vacancies in any office may
be filled by unanimous vote of the Managers
and/or Board of Directors.
ARTICLE IV - LIMITATION OF LIABILITY AND
INDEMNIFICATION
Section 4.01	Limitation of Personal
Liability for Managers.  A Manager of the
Company shall not be personally liable to
the Company or its Members for monetary
liability for breach of duty as established
in Delaware Corporation General Law except
that this provision does not eliminate or
limit the liability of a Manager for any of
the following:
(a)	The receipt of a financial benefit for
which the Manager is not entitled.
(b)	A knowing violation of law.
(c)	An act or omission occurring before the
effective date of this Agreement.
Any repeal, amendment or other modification
of this Section shall not adversely affect
any right or protection of a Manager of the
Company existing at the time of such repeal,
amendment or other modification.
Section 4.02	Indemnification.  The
Company, to the extent authorized by the
Managers or the Members, may indemnify a
Member, Manager, officer, employee or agent,
who was or is a party or is threatened to be
made a party to a threatened, pending or a
completed action, suit or proceeding,
whether civil, criminal, administrative or
investigative, and whether formal or
informal, by reason of the fact that he or
she is or was a Member, Manager, officer,
employee or agent of the Company, or is or
was serving at the request of the Company as
a director, officer, member, manager,
partner, trustee, employee or agent of
another foreign or domestic corporation,
partnership, limited liability company,
joint venture, trust or other enterprise,
whether for profit or not, against expenses,
including attorneys? fees, judgments,
penalties, fines and amounts paid in
settlement actually and reasonably incurred
by him or her in connection with the action,
suit or proceeding.  The Company may pay or
reimburse the reasonable expenses incurred
by an indemnity in advance of final
disposition of the proceeding, to the extent
authorized by the Managers or the Members.
Section 4.03	Liability Insurance.  The
Company shall have the power to purchase and
maintain insurance on behalf of any person
who is or was a Member, Manager, officer,
employee or agent of the Company, or is or
was serving at the request of the Company as
a director, officer, member, manager,
partner, trustee, employee or agent of
another corporation, partnership, limited
liability company, joint venture, trust or
other enterprise against any liability
asserted against such person and incurred by
such person in any such capacity or arising
out of such person?s status as such, whether
or not the Company would have the power to
indemnify such person against such liability
under the provisions of this Article or the
Delaware Corporation General Law.
ARTICLE V - CAPITAL CONTRIBUTIONS
Section 5.01	Initial Contributions;
Membership Interest.  The Members shall make
the capital contributions to the Company as
set forth on Exhibit ?A? attached, which
contributions shall be paid within 10 days
of the date of this Agreement.  The
respective rights of each Member in the
Company, including, without limitation, the
right to receive distributions of the
Company?s assets and any right to vote or
participate in management (the ?Membership
Interest?), shall be in proportion to the
Membership Interests as set forth in Exhibit
?A? attached, as may be adjusted from time
to time as provided in this Agreement.
Services may be contributed as all or part
of any Member?s capital contribution to the
extent permitted under Delaware Corporation
General Law.
Section 5.02	Subsequent Contributions.  No
Member shall be required to contribute any
additional capital to the Company except
upon unanimous approval of the Members.  In
the event of such vote, all Members shall be
notified of the date on which the additional
capital contributions shall be made, which
date shall be at least twenty (20) days
after the notice.  Each Member shall
contribute a percentage of the additional
capital which is equal to that Member?s
Membership Interest in the Company.  Should
any Member decline to contribute to the
Company the amount of any additional
required capital contribution within the
time so specified, the remaining Members
shall have the option of contributing the
additional contributions.
Section 5.03	Failure to Make Additional
Contribution.  Upon the failure by a Member
to make the full amount of any additional
capital contribution described in Section
5.02 above, the Membership Interests of the
Members shall be reallocated so that the
noncontributing Members? percentage
interests in the Company shall be reduced as
provided herein to reflect the failure to
make the required capital contribution, and
the Members making such contributions shall
be allocated a percentage interest in the
Company to equitably reflect such
contribution.
Section 5.04	Contribution Returns.  A
Member is not entitled to the return of any
part of the Member?s capital contributions
or to be paid interest in respect of either
the capital account or the capital
contributions.  An unrepaid capital
contribution is not a liability of the
Company or of any Member.  A Member is not
required to contribute or to lend any cash
or property to the Company to enable it to
return any Member?s capital contribution.
Section 5.05	Loans by Members.  Should the
Company lack sufficient cash to pay its
obligations, any Member that may agree to do
so may advance all or part of the needed
funds to or on behalf of the Company.  An
advance described in this section
constitutes a loan from the Member to the
Company, bears interest at the interest rate
agreed to by the Company and the lending
Member from the date of the advance until
the date of payment, and is not a capital
contribution.
Section 5.06	Income Accounts.  An
individual income account shall be
maintained for each Member.  At the end of
each fiscal year each Member?s share of net
profits or net losses of the Company, if not
previously credited or debited, shall be
credited or debited to such Member?s income
account.  After such amounts have been
credited or debited to such Member?s income
account, any balance or deficit remaining in
such account at the end of such fiscal year
shall be transferred to or charged against
such Member?s capital account.
Section 5.07	Capital Accounts.  A capital
account shall be maintained for each Member.
The capital account for each Member shall
consist of: (a) that Member?s initial
contribution to capital, if any; (b) any
amounts that have been assigned from such
Member?s capital account to another Member?s
capital account as a result of a sale,
devise or transfer of their interest or a
part thereof in the Company; (c) any
additional capital contributions; and (d)
any amounts transferred from a Member?s
income account to their capital account
pursuant to this Agreement and reduced by
all distributions and reductions of Company
capital.
ARTICLE VI - ALLOCATIONS AND DISTRIBUTIONS
Section 6.01	Allocations.  Except as may
be required by Section 704(c) of the
Internal Revenue Code of 1986, as amended
(the ?Code?), and Treasury Regulation
?1.704-1(b)(2)(iv)(f)(4) (or successor
statutory or regulatory provisions); all
items of income, gain, loss, deduction, and
credit of the Company shall be allocated
among the Members in accordance with their
proportional Membership Interest.  All items
of income, gain, loss, deduction and credit
allocable to any Membership Interest that
may have been transferred or reallocated
shall be allocated between the transferor
and transferee based upon the portion of the
tax year during which each was recognized as
owning that Membership Interest, without
regard to the results of Company operations
during any particular portion of that tax
year and without regard to whether cash
distributions were made to the transferor or
the transferee during that tax year;
provided, however, that this allocation must
be made in accordance with a method
permissible under Section 706 of the Code
and the regulations thereunder.
Section 6.02	Distributions.  Except as
otherwise provided in this Agreement, the
Company may pay such distributions to the
Members as may be agreed upon by Majority
Vote of the Members and shall be permitted
under the Delaware Corporation General Law.
Cash available for distribution shall be
determined at least annually and shall be
distributed at such times as determined by
Majority Vote of the Members that funds are
available therefor, taking into account the
reasonable business needs of the Company.
All distributions shall be made to the
Members in accordance with their
proportional Membership Interests.
ARTICLE VII - WITHDRAWAL; TRANSFERABILITY
OF MEMBERSHIP INTEREST
Section 7.01	No Withdrawal of Member.  A
Member does not have the right or power to
voluntarily withdraw from the Company as a
Member, except as specifically set forth in
a Membership Interest Transfer Restriction
Agreement or other written agreement
executed by all of the Members and the
Company.
Section 7.02	Transferability of Membership
Interest.  Except as specifically permitted
in this Agreement, a Membership Interest
Transfer Restriction Agreement or other
written agreement executed by all of the
Members and the Company, no Member shall
sell or otherwise transfer any portion of
the Member?s Membership Interest in the
Company in any manner, voluntarily or
involuntarily, including, without
limitation, by sale, gift, granting an
option to purchase, bequest, descent, device
or operation of law, or any other
disposition.  Any transfer of Membership
Interest in violation of this Section shall
be deemed an assignment of such Membership
Interest within the Delaware Corporation
General Law and does not entitle the
assignee to participate in the management or
affairs of the Company or to become or
exercise any rights of a Member.
ARTICLE VIII - TAXES
Section 8.01	Tax Returns.  The Tax Matters
Member (as defined below) shall cause to be
prepared and filed all necessary federal and
state income tax returns for the Company,
including making the elections described in
Section 8.02.  Each Member shall provide the
Tax Matters Member with all pertinent
information in its possession relating to
Company operations that is necessary for the
Company to prepare and file its income tax
returns.
Section 8.02	Tax Elections.  Pursuant to
Section 2.06 hereof, the Members by Majority
Vote, except to the extent a higher
percentage is required by the Code or
regulations thereunder, may elect certain
tax classifications for the Company,
including, without limitation, being taxed
as a partnership or corporation for federal
income tax purposes.
Section 8.03	Tax Matters Member.  An
individual Member appointed by the Members
shall be designated as the ?tax matters
partner? of the Company pursuant to Section
6231(a)(7) of the Code (the ?Tax Matters
Member?); and shall take such action as may
be necessary to cause each other Member to
become a ?notice partner? within the meaning
of Section 6223 of the Code, shall inform
each other Member of all significant matters
that may come to its attention in its
capacity as ?tax matters partner? by giving
notice thereof on or before the fifth
business day after becoming aware thereof
and, within that time, shall forward to each
other Member copies of all significant
written communications it may receive in
that capacity. Any Member who is designated
?tax matters partner? may not take any
action contemplated by Sections 6222 through
6233 of the Code without the approval by
Majority Vote of the Members, but this
sentence does not authorize such Member (or
any other Member) to take any action left to
the determination of an individual Member
under Sections 6222 through 6233 of the
Code.
Section 8.04	Banking and Accounts.  All
funds of the Company shall be deposited in a
separate bank account or accounts as shall
be determined by the Managers.  All
withdrawals therefrom shall be made upon
checks signed by the person authorized to do
so by the Managers.
Section 8.05	Indemnification of Tax
Matters Member.  The Company shall defend,
indemnify and hold harmless the Tax Matters
Member from all expenses including, without
limitation, legal and accounting fees,
claims, liabilities, losses and damages
incurred in connection with the performance
of such Member as Tax Matters Member.
Neither the Members nor the Managers, nor
any other person or affiliate of the Company
shall have any obligation to provide funds
for such purpose.
ARTICLE IX - DISSOLUTION, LIQUIDATION AND
TERMINATION
Section 9.01	Dissolution.  The Company is
dissolved and its affairs shall be wound up
when the first of the following occurs:
(a)	at the time specified in the Articles;
(b)	upon the happening of an event
specified in the Articles, or this
Agreement, including a vote of Members;
(c)	upon the unanimous vote of all the
Members entitled to vote;
(d)	upon the entry of a decree of judicial
dissolution.
Section 9.02	Certificate of Dissolution.
Upon the dissolution and commencement of
winding up the Company, a certificate of
dissolution shall be duly executed and filed
in accordance with Delaware Corporation
General Law.
Section 9.03	Winding Up.  Except as
otherwise provided in the Articles, this
Agreement or Delaware Corporation General
Law, the Managers who have not wrongfully
dissolved the Company may wind up the
Company?s affairs.  The Managers who are
winding up the Company?s affairs shall
continue to function, for the purpose of
winding up, in accordance with the
procedures determined by Delaware
Corporation General Law, the Articles, and
this Agreement, shall be held to no greater
standard of conduct than that required by
Delaware Corporation General Law and shall
be subject to no greater liabilities than
would apply in the absence of dissolution.
The Company may sue and be sued in its name
and process may issue by and against the
Company in the same manner as if dissolution
had not occurred.  An action brought by or
against the Company before its dissolution
does not abate because of the dissolution.
Section 9.04	Liquidation and Termination.
Upon dissolution of the Company, one or more
Managers shall serve as liquidator.  The
liquidator shall proceed diligently to wind
up the affairs of the Company and make final
distributions as provided herein and in
Delaware Corporation General Law.  The costs
of liquidation shall be borne as a Company
expense.  Until final distribution, the
liquidator shall continue to operate the
Company properties with all of the power and
authority of the Managers.  The steps to be
accomplished by the liquidator are as
follows:
(a)	As promptly as possible after
dissolution and again after final
liquidation, the liquidator shall cause a
professional accountant to make a proper
accounting of the Company?s assets,
liabilities, and operations through the last
day of the calendar month in which the
dissolution occurs or the final liquidation
is completed, as applicable.
(b)	The liquidator shall cause the notice
required by Delaware Corporation General Law
to be mailed to each known creditor of and
claimant against the Company and the notice
and to be published in the manner described
therein.
(c)	The assets shall be distributed in
accordance with Delaware Corporation General
Law, except as set forth in (d) below.
(d)	The distribution of assets to the
Members shall be as follows:
(i)	The liquidator may sell any or all
Company property, including to Members, and
any resulting gain or loss from each sale
shall be computed and allocated to the
capital accounts of the Members;
(ii)	With respect to all Company property
that has not been sold, the fair market
value of that property shall be determined
and the capital accounts of the Members
shall be adjusted to reflect the manner in
which the unrealized income, gain, loss, and
deduction inherent in property that has not
previously been reflected in the capital
accounts would be allocated among the
Members if there were a taxable disposition
of that property for the fair market value
of that property on the date of
distribution; and
(iii)	Company property shall be
distributed among the Members in accordance
with the positive capital account balances
of the Members, as determined after taking
into account all capital account adjustments
for the taxable year of the Company during
which the liquidation of the Company occurs
(other than those made by reason of this
clause (iii)); and those distributions shall
be made by the end of the taxable year of
the Company during which the liquidation of
the Company occurs (or, if later, ninety
(90) days after the date of the
liquidation).
All distributions in kind to the Members
shall be made subject to the liability of
each distributee for costs, expenses and
liabilities theretofore incurred or for
which the Company has committed prior to the
date of termination and those costs,
expenses and liabilities shall be allocated
to the distributee pursuant to this Section.
The distribution of cash and/or property to
a Member in accordance with the provisions
of this Section constitutes a complete
return to the Member of its capital
contributions and a complete distribution to
the Member of its Membership Interest and
all the Company?s property and constitutes a
compromise to which all Members have
consented within the Delaware Corporation
General Law.
Section 9.05	Deficit Capital Accounts.
Notwithstanding anything to the contrary
contained in this Agreement, and
notwithstanding any custom or rule of law to
the contrary, to the extent that the
deficit, if any, in the capital account of
any Member results from or is attributable
to deductions and losses of the Company
(including non-cash items such as
depreciation), or distributions of money
pursuant to this Agreement to all Members in
proportion to their respective Membership
Interests, upon dissolution of the Company
such deficit shall not be an asset of the
Company and such Members shall not be
obligated to contribute such amount to the
Company to bring the balance of such
Member?s capital account to zero.
ARTICLE X - GENERAL PROVISIONS
Section 10.01	Books and Records.  The
Company shall keep at its registered office
or principal place of business in the State
of  New Jersey all the following:
(a)	A current list of the full name and
last known address of each Member and each
Manager.
(b)	A copy of the Articles or Restated
Articles of Organization, together with any
amendments to the Articles.
(c)	Copies of the Company?s federal, state
and local tax returns and reports, if any,
for the three most recent years.
(d)	Copies of any financial statements of
the Company for the three most recent years.
(e)	Copies of operating agreements,
including this Agreement.
(f)	Copies of records that would enable a
Member to determine the Members? relative
share of the Company?s distributions and the
Members? relative voting rights.
(g)	Copies of any Membership Transfer
Restriction Agreements.

Section 10.02	Invalidity.  The invalidity
of any provision of this Agreement shall not
affect the validity of the remainder of any
such provision or the remaining provisions
of this Agreement.
Section 10.03	Waiver.  The failure of any
party at any time to require performance by
any other party of any provision of this
Agreement shall not be deemed a continuing
waiver of that provision or a waiver of any
other provision of this Agreement and shall
in no way affect the full right to require
such performance from the other party at any
time thereafter.
Section 10.04	Choice of Law and Choice of
Forum.  This Agreement shall be governed by
and construed according to the laws of the
State of New Jersey.  Any and all actions
concerning any dispute arising hereunder
shall be filed and maintained only in a
state or federal court sitting in the State
of New Jersey, and the parties hereto
specifically consent and submit to the
jurisdiction of such state or federal court.
Section 10.05	Counterparts.  This Agreement
may be signed in any number of counterparts
with the same effect as if the signature on
each such counterpart were upon the same
instrument.  Each executed copy shall be
deemed an executed original for all
purposes.
Section 10.06	Further Assistance.  Each
party shall, at the request of any other
party, furnish, execute and deliver such
other documents as the other party may
reasonably request and shall take such other
actions as any other party shall reasonably
request, provided only that the furnishing
of such documents and taking of such action
shall be necessary and convenient to
consummate or confirm the transactions
contemplated herein.
Section 10.07	Conflict With Statute.  In
the event any article or section of this
Operating Agreement shall conflict with the
Delaware Corporation General Law, the
Delaware Corporation General Law shall
control.
Section 10.08	Amendment.  This Agreement
may be amended only by unanimous agreement
of the Members and the Company.
Section 10.09	Construction.  As used
herein, the term ?Member? or ?Members? and
?Manager? or ?Managers? shall be construed
in the plural or singular as the
circumstances may require.  In the event the
Company has only one Member, this Agreement
shall be an agreement between the Company
and the Member regarding the business and
affairs of the Company and is not intended
to be an ?Operating Agreement? within the
definition of Delaware Corporation General
Law.
Section 10.10	Entire Agreement.  This
Agreement represents the entire
understanding and agreement between the
parties with respect to the subject matter
hereof and supersedes all prior agreements
or negotiations between such parties.
Section 10.11	Acknowledgment and Waiver.
The Members acknowledge that this Agreement
has been prepared by counsel to the Company
and that each Member has been advised to
obtain separate legal counsel to represent
the legal interests of such Member.  Each
Member waives any claims it may have against
the Company?s counsel regarding any conflict
of interest with regard to this matter.
Signatures on following page
IN WITNESS WHEREOF, the Members and the
Company have made this Agreement effective
as of the date first set forth above.
THE COMPANY:			COMPANY NAME
By:	______________________________
NAME
Its:	Position
THE MEMBERS:
NAME OF ENTITY
By:  ___________________________________
	Name
Its:	Position
_______________________________________
NAME
NAME OF ENTITY
By:  ___________________________________
	Name
Its:	Position
_______________________________________
NAME
_______________________________________